Exhibit 10.3

OWENS BROKERAGE, LTD.

Commercial & Investment Properties

Property Management

LEASE EXTENSION - ANNEX SPACE

This Rider Amends that original Lease dated June 1, 2003 between Kenilworth Systems Inc. [Tenant] and Nassau County P.B.A. [Landlord] for tenancy at 185 Willis Avenue — Mineola, N.Y…[second floor].

This Rider is effective August 1, 2003 until May 31, 2006 and applies directly to the annexed space adjacent to the original Lease premises.

All terms and requirements of the aforementioned Lease prevail throughout this additional period.  Consolidated rental for both suites will be $2,500.00 per month.  This includes four percent annual rental increase as well as proportionate taxes over the base year.

Security will increase to a total of $4,255.00.  Two months for the original space and one month for the additional space.

ACCEPTED:	/s/ Herbert Lindo, President	DATED:	August 12, 2003
KENILWORTH SYSTEMS INC {TENANT}

ACCEPTED:	/s/ Pete Owens, Agent for Landlord	DATED:	August 12, 2003
NASSAU COUNTY P>B>A> {LANDLORD}

499 Jericho Tpke. * Mineola, New York 11501

Tel: 516-294-0010 * 1-888-303-3847 * Fax: 516-294-1278

www.owensbrokerage.com

OWENS BROKERAGE, LTD.

Commercial & Investment Properties

Property Management

LEASE EXTENSION

THIS RIDER AMENDS THAT ORIGINAL LEASE DATED 6/1/03 AND SUBSEQUENT EXTENSIONS/AMENDMENTS [IF ANY] BETWEEN KENILWORTH SYSTEMS INC. — [TENANT] and

THE NASSAU COUNTY P. B.A. — MINEOLA, N.Y. {LANDLORD} AS FOLLOWS;

LEASE TERM EXTENDED FOR THE PRESENT LOCATION OCCUPIED BY TENANT AT — 185 Willis Avenue — Mineola, NY.

FROM	JUNE 1, 2006	TO:	MAY 31, 2009 — [three year term]

TENANT WILL PROVIDE UPDATED CERTIFICATE OF INSURANCE.

ALL OTHER TERMS AND CONDITIONS INCLUDING INCREASES, TAX ADJUSTMENTS AND UTILITY CHARGES PREVAIL AS HERETOFORE OR/UNLESS AMENDED.

AGREED	Herbert Lindo	CHAIRMAN AND CEO
[Tenant]

AGREED
[Landlord]

Dated.	September 7, 2006

499 Jericho Tpke. * Mineola, New York 11501

Tel: 516-294-0010 * 1-888-303-3847 * 516-294-1278

www.owensbrokerage.com